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[CMS ENERGY LOGO]                                                   EXHIBIT 24
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December 4, 1998

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $1.5 billion net aggregate principal amount of equity, trust or convertible securities, or a combination thereof, of the Corporation (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities).




/s/ William T. McCormick, Jr.                 /s/ Victor J. Fryling
-----------------------------                 -----------------------------
   William T. McCormick, Jr.                     Victor J. Fryling



      /s/ John Deutch                              /s/ W.U. Parfet
-----------------------------                 -----------------------------
      John M. Deutch                              William U. Parfet



  /s/ James J. Duderstadt                         /s/ Percy A. Pierre
-----------------------------                 -----------------------------
    James J. Duderstadt                             Percy A. Pierre



  /s/ K.R. Flaherty                                   /s/ K.L. Way
-----------------------------                 -----------------------------
  Kathleen R. Flaherty                               Kenneth L. Way



  /s/ Earl D. Holton                                   /s/ Whipple
-----------------------------                 -----------------------------
    Earl D. Holton                                   Kenneth Whipple



                            /s/ John B. Yasinsky
                            --------------------
                              John B. Yasinsky

























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Extract from the minutes of a meeting of the Board of Directors of CMS Energy
Corporation (the "Corporation") held on December 4, 1998.

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Proposed Issue and Sale of Equity, Trust
or Convertible Securities

               At a meeting of the Board of Directors held on October 23, 1998, a resolution was adopted amending previous resolutions of the Board of Directors adopted at meetings held on October 24, 1997 and January 24, 1998, respectively. Such resolution on October 23, 1998 authorized the issue and sale of up to an aggregate principal amount of $900 million of equity, trust or convertible securities (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities) plus an additional $400 million net aggregate principal amount of common stock of the Corporation to cover possible conversions from convertible securities. Management of the Corporation recommended that the resolution adopted on October 23, 1998 be rescinded and new resolutions be adopted to authorize the issue and sale of $1.5 billion aggregate principal amount of any equity, trust or convertible securities of the Corporation (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities) which includes allowance for conversions from convertible securities. The matter was discussed fully.

               Upon motion duly made and seconded, the following resolution was thereupon unanimously adopted:

                   RESOLVED: That resolution adopted at a meeting of the Board of Directors held on October 23, 1998 with respect to the proposed issue and sale of an aggregate principal amount of $900 million of equity, trust or convertible securities of the Corporation plus an additional $400 million aggregate principal amount of common stock of the Corporation to cover possible conversions from convertible securities, is rescinded.

               Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:


                   RESOLVED: That the Board of Directors authorizes the issue and sale, from time to time, at private placement or public sale, of up to $1.5 billion aggregate principal amount (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities) of any equity, trust or convertible securities of the Corporation, to be sold for the best price and on the best terms obtainable in the judgment of a Special Committee of the Board of Directors appointed for such purposes; and

                   RESOLVED FURTHER: That Victor J. Fryling with William T. McCormick,



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     Jr., as alternate, is appointed to a Special Committee of this Board of
     Directors, which shall have the full authority to act on behalf of the Board for the purposes stated in the foregoing resolution with respect to
     (a) determining the offering price, any underwriting discounts and the proceeds to the Corporation of the proposed issue and sale of the aggregate principal amount of $1.5 billion (plus over-allotments, price adjustments, or sale of additional securities) of any equity, trust or convertible securities of the Corporation, and (b) authorizing the officers to take such further actions as they may deem advisable to carry out the issue and sale of such securities; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to prepare, execute, and file, or cause to be prepared and filed, one or more Registration Statements on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, together with all documents required as exhibits to such Registration Statements, with respect to the issue and sale of $1.5 billion aggregate principal amount (plus an additional 20% for underwriters' over-allotments, price adjustments, or sale of additional securities) of any equity, trust or convertible securities of the Corporation, such registrations to be in such form as may be approved by the officers executing the same, and to do all other things necessary to make such registrations effective, including the execution and filing of any necessary or appropriate amendments, including post-effective amendments; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Corporation as they may deem advisable; to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith, to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers or any of them of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to cause the Corporation to make application to the New York Stock Exchange, or on such other exchange as the officers may decide, for the listing on such Exchange, upon notice of issuance, of $1.5 billion aggregate principal amount of any equity, trust or convertible securities of the Corporation (plus over-allotments, price adjustments, or sale of additional securities) and to represent the Corporation in connection with any application or applications for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said applications or in any agreements or other papers relating thereto as may be necessary or appropriate to conform with the requirements for listing; and


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                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to execute one or more underwriting agreements, purchase agreements, or any other type of agreements between the Corporation and the underwriter or representatives of the underwriters (or any agents) or any other purchaser appointed or named in such agreement or agreements as they may deem appropriate for the proposed sale of the securities; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to do and to perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates in the name and on the behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions, including the performance of the obligations of the Corporation under purchase agreements, underwriting agreements and sales agreements, any Registration Statement or any other agreements related to the issuance and sale of the Corporation's securities.

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered, for and on behalf of the Corporation, to establish one or more Michigan special purpose limited partnerships of which the Corporation would be the general partner, for the purpose of issuing and selling Partnership Preferred Securities, and to establish one or more Delaware statutory business trusts of which the Corporation would be the sponsor, for the purpose of issuing and selling Trust Preferred Securities; and

                   RESOLVED FURTHER: That Messrs. Alan M. Wright and Thomas A. McNish (or successors(s) appointed, in writing, by the Chairman of the Board or the President of the Corporation, and filed in the Corporate Secretary's Office) are appointed to serve, at the Corporation's request, and are authorized and empowered, for and on behalf of the Corporation, to act as Trustees in accordance with the declaration of trust, and any amendments thereto, of the trust; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to appoint an institutional trustee, purchase contract agent, and any agent or trustees necessary or appropriate in connection with the issuance and sale of the securities; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to execute and deliver on behalf of the Corporation an indenture or indentures, including one or more supplements to any indenture, in the form approved or authorized by the Special Committee under the corporate seal to be thereto affixed and attested by the Secretary, with the trustee or trustees appointed, such indenture or indentures, supplement or supplements to be in such form and content and bear such date as may be approved by the officer of the Corporation executing the same,

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     such approval to be conclusively evidenced by the execution of said indenture or indentures, or supplement or supplements.


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